UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 31, 2019, Biostage, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an individual investor as described in the SPA (the “Investor”) pursuant to which the Investor agreed to purchase in a private placement 81,081 shares of common stock and warrants to purchase 81,081 shares of common stock (the “Investor Warrant”) for the aggregate purchase price of approximately $300,000 and a purchase price per share and warrant of $3.70 (the “Private Placement”). The Private Placement closed on December 31, 2019.

The Investor Warrant has an exercise price of $3.70 per share, subject to adjustments as provided under the terms thereof, and is immediately exercisable. The Investor Warrant is exercisable until April 30, 2020. The SPA and Investor Warrant each include customary representations, warranties and covenants.

As described below in Item 3.02, the Company has also issued additional shares in private placements with a number of other investors, which including the $300,000 provided by the Investor, resulted in funding of approximately $718,000 in the aggregate to the Company.

The representations, warranties and covenants contained in the SPA were made solely for the benefit of the parties to the SPA. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the SPA and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the SPA is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in public disclosures.

The SPA and the form of Investor Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. In addition to the Private Placement, on December 31, 2019, the Company also issued additional shares in private placements with a number of other investors, which including the $300,000 provided by the Investor as described in Item 1.01 above, resulted in funding of approximately $718,000 in the aggregate to the Company.

Such private placements were comprised of:

(i) an aggregate of 143,230 shares of common stock and warrants to purchase 143,230 shares of common stock a purchase price per share and warrant of $3.70, resulting in proceeds of approximately $530,000 to the Company. Such figures include the Private Placement described above, and in such placements the other investors each executed a securities purchase agreement similar to the Investor SPA and received a warrant similar to the Investor Warrant; and

(ii) an aggregate of 94,000 shares issued in connection with investors who exercised warrants issued by the Company in December 2017 which the investors had acquired via assignment by DST Capital LLC. In connection with such exercise, the Company received proceeds of approximately $188,000.

The shares of common stock and the warrants issued to the Investor and the other investors described above (as well as any shares issuable upon exercise of the Investor Warrant and other warrants described above), were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 8.01.	Other Events.

On January 2, 2020, the Company issued a press release providing an update on the U.S. Food and Drug Administration’s review of the company’s Investigational New Drug application for its CellspanTM Esophageal Implant (CEI) for treatment of esophageal conditions, and other matters. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Common Stock Purchase Warrant.
10.1	Securities Purchase Agreement dated as of December 31, 2019.
99.1	Press Release issued on January 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

January 2, 2020	/s/ James McGorry
(Date)	James McGorry Chief Executive Officer